Exhibit 99.1


INGLES MARKETS, INCORPORATED
ANNOUNCES NEW CFO

ASHEVILLE, N.C. - April 4, 2005 - Ingles Markets, Incorporated (NASDAQ: IMKTA), today announced that it has named Ronald B. Freeman as its Chief Financial Officer, replacing Brenda Tudor who resigned effective March 18.

Mr. Freeman, a CPA who most recently served as Chief Financial Officer of Silver-Line Plastics Corporation, will join Ingles effective April 18, 2005.

"We are pleased that Ronald has accepted our offer to join Ingles. We believe he brings a depth of financial and management experience to our company," said Robert P. Ingle, Chief Executive Officer of Ingles.

Ingles Markets, Incorporated is a leading supermarket chain with operations in six southeastern states. Headquartered in Asheville, North Carolina, the Company operates 195 supermarkets. In conjunction with its supermarket operations, the Company also operates 74 neighborhood shopping centers, all but 17 of which contain an Ingles supermarket. The Company's Class A Common Stock is traded on The NASDAQ Stock Market's National Market under the symbol IMKTA. For more information about the Company, visit Ingles' website at www.ingles-markets.com.